EXHIBIT 99.1

FINAL 2022 DIRECTOR ELECTION REPORT

November 23, 2022

Dear Stockholder:

Previously, on August 31, 2022, the Federal Home Loan Bank of New York (FHLBNY) announced that Mr. Christopher Martin, Executive Chairman of Provident Bank, Iselin, New Jersey (who currently serves on the FHLBNY's Board and whose term expires on December 31, 2022), and Mr. Ira Robbins, Chairman and Chief Executive Officer of Valley National Bank, Wayne, New Jersey, were deemed re-elected and elected, respectively, by the FHLBNY to serve as Member Directors representing New Jersey members on the Board of Directors (Board) of the Bank for four-year terms commencing on January 1, 2023 and ending on December 31, 2026. Messrs. Martin and Robbins were the only candidates nominated for the two open New Jersey Member Director seats; they accepted their nominations, and, in accordance with applicable regulations, were deemed elected.

We are now pleased to announce as follows:

First, Mr. David Nasca, Director, President and Chief Executive Officer, Evans Bank, National Association, Hamburg, NY, was elected by the FHLBNY's eligible New York members on November 17, 2022 to serve on the FHLBNY's Board as a Member Director representing New York for a four-year term of office commencing on January 1, 2023 and ending on December 31, 2026.

A total of 228 FHLBNY members in New York were eligible to vote in this election. Of this number, 69 members voted, representing 30.3% of total eligible voting participants. The total number of eligible votes that could be cast for the one open New York Member Directorship was 7,875,696. Mr. Nasca received 1,743,512 votes.

In addition, Ms. Shawn Wolbert, President and Chief Executive Officer of GHS Federal Credit Union, Binghamton, New York; Mr. Michael Psyllos, Vice Chairman, President and Chief Executive Officer, Alma Bank, Astoria, New York; and Ms. Michele Dean, President and Chief Executive Officer of Suffolk Federal Credit Union, Medford, New York, were on the ballot; they received 519,974, 468,497 and 265,067 votes, respectively.

Next, eligible members throughout the FHLBNY's membership district (New York, New Jersey, and Puerto Rico & the U.S. Virgin Islands) on November 17, 2022 re-elected Mr. David R. Huber, President of Huber Advisory Services, LLC, and elected Ms. Melba Acosta, Counsel, Corporate Practice Group, McConnell Valdés, LLC, to serve as Independent Directors on the FHLBNY's Board for four year terms of office each commencing on January 1, 2023 and ending on December 31, 2026. Mr. Huber currently serves on the FHLBNY's Board; his term expires on December 31, 2022.

A total of 332 FHLBNY members were eligible to vote in the Independent Director election. Of this number, 99 members voted in this election, representing 29.8% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Independent Directorships was 9,982,632. To be elected as an Independent Director, each candidate needed to receive at least 20 percent of the total number of eligible votes (i.e., 1,996,526 votes), and this threshold was passed by both candidates:

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•	Mr. Huber received 3,917,074 votes, representing 39.2% of the total number of eligible votes.

•	Ms. Acosta received 3,745,621 votes, representing 37.5% of the total number of eligible votes.

Biographical information provided by all of the Directors elected in 2022 to serve on the Board with terms commencing on January 1, 2023 is included below for your information.

Thank you for participating in this year's director election process, which was our fourth electronic election. Your contribution helps ensure sound and diverse representation on our Board of Directors for the mutual benefit of the FHLBNY and all the stockholders the FHLBNY serves.

Sincerely,

/s/

José R. González

President and Chief Executive Officer

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BIOGRAPHICAL INFORMATION REGARDING FEDERAL HOME LOAN BANK OF NEW YORK DIRECTORS WITH TERMS COMMENCING ON JANUARY 1, 2023

Ms. Acosta is, since 2017, a Counsel in the law firm of McConnell Valdes, LLC, where her main areas of practice include corporate law, banking and financial institutions, commercial financing, M&As, reorgs, governance, public financing, and debt restructuring. She regularly advises national and local banks, broker-dealers, mortgage institutions and other financial institutions on a wide range of complex corporate and financial transactions and regulatory matters. Ms. Acosta's public experience includes serving as President of the Government Development Bank for Puerto Rico (GDB), as Secretary of the Department of the Treasury and Chief Public Finance Officer for the Commonwealth of Puerto Rico, from 2013 to 2016. During her tenure, she spearheaded the efforts to restructure approximately $68 billion public debt of the Commonwealth. She provided testimony to Congress on several occasions regarding Puerto Rico's fiscal situation, this as part of the efforts for the approval of the federal law known as PROMESA that allowed Puerto Rico to restructure its public debt. She was also Chair of various Boards and committees, including the GDB and its subsidiaries, Economic Development Bank, the Corporation for the Revitalization of the PR Electric Power Authority, the Puerto Rico Teacher's Retirement System and the 2014 Tax Reform Committee. In 2013 Ms. Acosta was named Public Person of the Year by the Caribbean Business, the largest business newspaper in Puerto Rico. From 2001 to 2004 she served as Director of the Office of Management and Budget and Chief Information Officer (CIO) of the Commonwealth. As CIO, she spearheaded the development of the first e-government transactions. She was also the Government Authorized Representative for FEMA. Prior to that, she served as Chief of Staff to the Mayor of the city of San Juan, Puerto Rico, overseeing the city's operations, including finances, public works, housing, social services and economic development, among others. Ms. Acosta, who is a certified public accountant, attorney and notary public, has held executive roles in both banking, finance and operations (including EVP, CFO, CAO/COO and Corporate Risk Manager) of a holding company of commercial banking entities, where she dealt with sophisticated banking and securities regulatory issues, including among others, anti-money laundering, privacy, information security, regulatory examinations, asset quality, risk management and complex accounting issues, such as restatement of financials. As such, she was a key member of ALCO, Investment, Risk Management and Executive Committees. She started her career as a tax consultant with Price Waterhouse. Ms. Acosta has been a speaker presenting at industry events and meetings throughout Puerto Rico and the United States. For over 15 years she has been a member of the Board of Trustees of the Museum of Art of Puerto Rico, having served as Chair and Treasurer. She is member of the Board of Directors of the Fundación Luis Muñoz Marín and a past member of the Board of Directors of United Ways of Puerto Rico, where she also served as President of the Audit Committee. Ms. Acosta holds a Bachelor of Business Administration, with an accounting major, and a Juris Doctor degree, both magna cum laude, from the University of Puerto Rico, Rio Piedras. She also holds a Masters in Business Administration from Harvard University's Graduate School of Business, Boston, Massachusetts.

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Mr. Huber is the President of Huber Advisory Services, LLC, which provides consulting services to clients in the healthcare and insurance industries. He served through the end of 2018 as Senior Vice President and Chief Financial Officer of Horizon Blue Cross Blue Shield of New Jersey (Horizon), which is New Jersey's largest health insurer. He had been with Horizon since 2002 and served as Vice President of Finance before being promoted to CFO in 2012. Mr. Huber was formerly an audit partner in Arthur Andersen's Financial Services practice in Metro New York, where he served clients in the insurance and banking industries. Mr. Huber has a Bachelor's degree in Accounting from Lehigh University and is a CPA. Mr. Huber serves on the Board of Trustees of the New Jersey Symphony Orchestra. He served on the board of the New Jersey Economic Development Authority and was Chair of the Loan Committee and the Audit Committee.

Mr. Martin is, as of January 1, 2022, Executive Chairman of Provident Financial Services, Inc. and FHLBNY member Provident Bank, New Jersey's oldest state-chartered bank. He was first elected as Chairman in 2010, served as Chief Executive Officer from 2009 until December 31, 2021, and served as President from 2004 through mid-2020. He has been in the banking industry for over 35 years. Mr. Martin previously served as president and chief executive officer of First Sentinel Bancorp, Inc., which was acquired by Provident Financial Services, Inc. in July 2004. Prior to his banking career, Mr. Martin worked for Johnson & Johnson in inventory control and as a financial analyst. Mr. Martin previously served on the board of directors of the New Jersey Bankers Association. In addition, he served on the Federal Reserve Community Depository Institutions Advisory Council. He also dedicates much of his spare time helping to improve the community. Mr. Martin is a vice president of The 200 Club of Middlesex County, which provides financial assistance and scholarships to families of law enforcement, fire and public safety officials. He serves on the board of trustees and the Investment and Executive committees of Elon University, and is a past president of the alumni board. Mr. Martin volunteers at local food pantries and Habitat for Humanity build sites. He also spends time teaching financial literacy to high school students at inner city schools. Mr. Martin is president of The Provident Bank Foundation, which, since its founding in 2003, has provided more than $27 million in grants for programs focusing on community enrichment, education, and health, youth and families in New Jersey and Pennsylvania. Mr. Martin has been honored for his philanthropic endeavors as a recipient of the New Jersey State Governor's Jefferson Awards for Public Service, has been honored by the National MS Society, the American Jewish Committee, The Scholarship Fund for Inner-City Children, Habitat for Humanity, Boys and Girls Club of America, Project Live and Felician College. Mr. Martin received a bachelor's degree in accounting and business from Elon University and holds a MBA from Monmouth University.

Mr. Nasca is, since 2006, a Director and President and Chief Executive Officer of Evans Bancorp, Inc. and FHLBNY member Evans Bank, N.A., a $2.2 billion nationally chartered community focused commercial bank. Prior to joining Evans, Mr. Nasca spent 11 years at First Niagara Financial Group with increasing executive responsibilities including; Senior Vice President and Treasurer; President and CEO of its commercial banking subsidiary, Cayuga Bank, shortly after it was acquired by First Niagara, as well as Regional President in Central New York; and Executive Vice President of Strategic Initiatives, where he was integrally involved in the development of strategic plans, implementation of First Niagara's merger and acquisition efforts, and management of its enterprise-wide risk management program. In addition, Mr. Nasca's experience includes executive positions with Chemical Bank, Goldome FSB, and Goldome Realty Corp. He earned his MBA in Finance from the State University of New York at Buffalo and a BS in Management/Marketing from Canisius College. Mr. Nasca is a member and past President of the Board of the Independent Bankers Association of New York State, a member of

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the New York Bankers Association and past Chair of the New York Bankers Association Service Corporation, and a former member of the Board of Directors of the New York Business Development Corporation. He is also involved in his community on several boards, including serving as a member of the Canisius College Business Advisory Council of its Richard J. Wehle School of Business; serving as a Governing Board Member of Lifetime Healthcare, Inc. and of its subsidiaries Excellus Health Plan, Inc. (a member of the FHLBNY), MedAmerica, Inc., and Univera Healthcare; and serving as a board member of the Buffalo Urban Development Corporation, The Buffalo Niagara Partnership, and Brothers of Mercy, Inc., a Continuing Care Community. Mr. Nasca has served on the Board of the FHLBNY since January of 2015.

Mr. Robbins is the Chairman and Chief Executive Officer of Valley National Bank (NASDAQ: VLY). He joined Valley in 1996 as part of the Bank's Management Associate Program and has grown along with the company in a number of leadership positions before being appointed to Chairman and CEO in 2018. As CEO, he has led Valley into the future while keeping true to the company's roots as a local bank. Ira's vision for success is building a purpose-driven organization which includes embracing innovation, being customer-centric, promoting social responsibility, and empowering Valley's associates. Ira earned his bachelor's degree from Susquehanna University, his MBA from Pace University and is a graduate of Stonier Graduate School of Banking. He is a Certified Public Accountant in New Jersey and a member of both the New Jersey Society of Certified Public Accountants and the American Institute of Public Accountants. He serves on the board of the Jewish Vocational Service of MetroWest NJ (JVS), is on the Morris Habitat for Humanity Leadership Council and takes great pride in community outreach as an active supporter of several other philanthropic organizations in his community.

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